Darwin Professional Underwriters, Inc
Benefits Under Stock and Unit Plan for Non-Employee Directors

which have become valid and effective upon approval of the Directors Plan by stockholders on May 4, 2007:

	RESTRICTED
NAME	SHARES(1)		SHARE UNITS(2)
R. Brue Albro	2,500		2,969

Phillip N. Ben-Zvi	2,500		5,000

William C. Popik, M.D.	2,500		4,063

George M. Reider, Jr.	2,500		2,031

Irving B. Yoskowitz	—	(3)	887

(1) Restricted shares vested as of May 4, 2007, but remain subject to restriction on resale until three years from the grant date (i.e., May 19, 2009).

(2) Share units are distributable as shares of common stock on the “Realization Date” under the Directors Plan, defined as the earlier of (i) the first business day of the sixth calendar year after the share unit is awarded, or (ii) either the date the participant ceases to be a member of the Board or upon a change of control of the Company.

(3) Mr. Yoskowitz joined the Board after the Company’s initial public offering and was not eligible to receive a restricted share award under the Directors Plan.